Exhibit 23.2


     Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) and in the related Prospectus pertaining to the Watts Industries, Inc. Management Stock Purchase Plan of our reports dated August 8, 1995, with respect to the consolidated financial statements of Watts Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP

Boston, Massachusetts
November 27, 1995





                        Exhibit 23.3


     Consent of Deloitte & Touche, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) and in the related
Prospectus pertaining to the Watts Industries, Inc.
Management Stock Purchase Plan of our reports dated August
8, 1995, with respect to the consolidated/combined financial statements and financial statement schedules of Watts
Industries Europe B.V.

Leiden, The Netherlands, November 27, 1995



Deloitte & Touche
Registeraccountants


P.C. Spaargaren RA